Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form 20-F and Form F-3 of our report dated February 15, 2023, relating to the consolidated financial statements which are incorporated in Huadi International Group Co., Ltd appearing in the Annual Report on Form 20-F for the years ended September 30, 2022 and 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ TPS Thayer, LLC

Sugar Land, Texas

February 5, 2024